Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Vice President, Investor Relations 651-236-5023
NEWS	June 23, 2021

H.B. Fuller Reports Second Quarter Fiscal 2021 Results

Net revenue growth of 23% and organic revenue growth of 19% driven by share gains and strong demand

Net income of $49 million and EPS of $0.90; adjusted EPS of $0.94 up 38% year over year

Adjusted EBITDA of $122 million up 21% year over year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter ended May 29, 2021.

Items of Note for Second Quarter 2021

■	Strong operational execution, benefits from restructuring efficiencies and improved global industrial demand drove significant revenue and earnings growth versus the second quarter of fiscal 2020.
■

Revenue was up 22.7% versus the second quarter of last year. Organic revenue increased 18.8% versus the second quarter last year. Organic revenue was up 9.5% when compared with the non-COVID-impacted second quarter of 2019.

■	Net income increased to $49 million; volume leverage, pricing and operational efficiencies offset higher raw material costs and drove a 21% year-over-year increase in adjusted EBITDA to $122 million.
■

Earnings per diluted share (EPS) were $0.90; adjusted EPS of $0.94 increased 38% year over year, driven primarily by strong operating income growth and lower interest expense associated with reduced debt.

■	Year-to-date debt paydown of $61.5 million was 20% higher than the same period last year. The company remains on track to its $200 million debt reduction target for the full year.

Summary of Second Quarter 2021 Results

Net revenue of $828 million increased 22.7% compared with the second quarter of 2020. Foreign currency exchange rates favorably impacted revenue by 3.9%. Organic revenue, which excludes impacts from foreign currency translation, increased 18.8% versus last year, with organic growth in all three Global Business Units (GBUs) including strong, double-digit growth in Engineering Adhesives and Construction Adhesives. Organic revenue also significantly increased by 9.5% when compared with the non-COVID impacted second quarter of 2019, with strong organic growth in all three GBUs.

Gross profit was $218 million. Adjusted gross profit of $219 million increased 18% versus the same period last year. Adjusted gross profit margin declined by 120 basis points year over year as higher sales volume and pricing gains were offset by higher raw material costs. Selling, General and Administrative (SG&A) expense was $148 million. Adjusted SG&A expense of $142 million improved by 130 basis points as a percent of revenue versus the second quarter last year, resulting from strong volume leverage and savings related to the business reorganization to our three GBUs.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $49 million, or $0.90 per diluted share. Adjusted net income attributable to H.B. Fuller of $51 million and adjusted EPS of $0.94 increased by 45% and 38%, respectively, compared with $35 million and $0.68 in the same period last year. Adjusted EBITDA of $122 million increased 21% compared with $101 million in the prior year.

“H.B. Fuller did an outstanding job supporting customers during the quarter, and we delivered another quarter of strong sales and earnings growth,” said Jim Owens, H.B. Fuller president and chief executive officer. “Despite considerable raw material and packaging shortages, H.B. Fuller was able to meet a sizeable increase in demand by leveraging our extensive global network and partnering with customers and suppliers. Raw material costs increased substantially in the second quarter, exacerbated by shortages and impacts from Storm Uri earlier this year. We have implemented significant price adjustments and delivered efficiencies through our streamlined global business unit structure and operational excellence programs. These actions are enabling us to seamlessly serve our customers, achieve our profit targets, and increase our debt paydown over last year’s level, in line with our target for $200 million of debt reduction in 2021. Our effective sourcing strategies, market-driven innovation and operational agility are supporting H.B. Fuller’s profitable business growth in the current supply-constrained environment. We continue to demonstrate the resiliency of our business, and our ability to grow, gain share and deliver value for shareholders.”

Other Financial Metrics

At the end of the second quarter of fiscal 2021, the company had cash and equivalents of $70 million and total debt equal to $1,712 million. This compares to cash and debt levels equal to $70 million and $1,928 million, respectively, at the end of the second quarter of 2020. Capital expenditures for the six-month period were $51 million compared with $55 million in the same period last year.

2021 Planning Assumptions

■	Based on current assumptions, full year 2021 revenue growth is anticipated to be in the low double-digits versus 2020.
■

The company expects raw material cost increases to exceed 10% on a full year basis versus 2020, with the most significant margin head winds expected in the third quarter. The company has implemented annualized price adjustments of $150 million effective March 1 through July 15 and is planning additional increases of $75 million in August and September to offset higher raw material costs. The company is prepared to implement further increases as necessary.

■

Given these assumptions, the company’s prior outlook for full year adjusted EBITDA in the range of $455 million to $475 million remains unchanged. This reflects adjusted EBTIDA growth of 12% to 17% versus 2020, which is supported by share gains, on-going recovery in global industrial production, pricing actions balancing higher input costs, and benefits from the company’s operational improvement projects.

Conference Call

The company will hold a conference call on June 24, 2021, at 9:30 a.m. CDT (10:30 a.m. EDT) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants should access the webcast 10 minutes prior to the start of the call to install and test any necessary audio software. A telephone replay of the conference call will be available from 12:30 p.m. CDT on June 24, 2021 through July 1, 2021. To access the telephone replay dial (800) 585-8367 or (416) 621-4642 and enter Conference ID: 9378807.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our fiscal 2021 Planning Assumptions, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2020 net revenue of $2.8 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and resulting deterioration of the global business and economic environment.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of		Three Months Ended	Percent of
	May 29, 2021	Net Revenue		May 30, 2020	Net Revenue
Net revenue	$827,873	100.0%		$674,602	100.0%
Cost of sales	(610,323)	(73.7%	)	(489,701)	(72.6%	)
Gross profit	217,550	26.3%		184,901	27.4%

Selling, general and administrative expenses	(148,409)	(17.9%	)	(127,998)	(19.0%	)
Other income, net	11,879	1.4%		3,049	0.5%
Interest expense	(19,942)	(2.4%	)	(21,644)	(3.2%	)
Interest income	2,530	0.3%		2,898	0.4%
Income before income taxes and income from equity method investments	63,608	7.7%		41,206	6.1%

Income taxes	(16,660)	(2.0%	)	(11,471)	(1.7%	)

Income from equity method investments	2,176	0.3%		1,893	0.3%
Net income including non-controlling interest	49,124	5.9%		31,628	4.7%

Net income attributable to non-controlling interest	(22)	(0.0%	)	(15)	(0.0%	)
Net income attributable to H.B. Fuller	$49,102	5.9%		$31,613	4.7%

Basic income per common share attributable to H.B. Fuller	$0.93			$0.61
Diluted income per common share attributable to H.B. Fuller	$0.90			$0.61

Weighted-average common shares outstanding:
Basic	52,839			51,420
Diluted	54,294			52,029

Dividends declared per common share	$0.168			$0.163

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	May 29, 2021	November 28, 2020	May 30, 2020
Cash & cash equivalents	$69,597	$100,534	$70,346
Trade accounts receivable, net	583,270	514,916	448,126
Inventories	427,835	323,213	388,698
Trade payables	433,515	316,460	319,616
Total assets	4,266,927	4,036,704	3,979,060
Total debt	1,712,410	1,773,910	1,928,055

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of		Six Months Ended	Percent of
	May 29, 2021	Net Revenue		May 30, 2020	Net Revenue
Net revenue	$1,553,777	100.0%		$1,321,166	100.0%
Cost of sales	(1,143,863)	(73.6%	)	(966,003)	(73.1%	)
Gross profit	409,914	26.4%		355,163	26.9%

Selling, general and administrative expenses	(292,423)	(18.8%	)	(269,507)	(20.4%	)

Other income, net	19,748	1.3%		8,018	0.6%
Interest expense	(40,303)	(2.6%	)	(44,401)	(3.4%	)
Interest income	5,189	0.3%		5,816	0.4%
Income before income taxes and income from equity method investments	102,125	6.6%		55,089	4.2%

Income taxes	(27,267)	(1.8%	)	(17,082)	(1.3%	)

Income from equity method investments	4,072	0.3%		3,527	0.3%
Net income including non-controlling interest	78,930	5.1%		41,534	3.1%

Net income attributable to non-controlling interest	(37)	(0.0%	)	(26)	(0.0%	)
Net income attributable to H.B. Fuller	$78,893	5.1%		$41,508	3.1%

Basic income per common share attributable to H.B. Fuller	$1.50			$0.80
Diluted income per common share attributable to H.B. Fuller	$1.47			$0.79

Weighted-average common shares outstanding:
Basic	52,666			51,874
Diluted	53,817			52,305

Dividends declared per common share	$0.330			$0.323

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 29,	May 30,	May 29,	May 30,
	2021	2020	2021	2020

Net income attributable to H.B. Fuller	$49,102	$31,613	$78,893	$41,508

Adjustments:
Acquisition project costs	1,302	(1,725)	1,376	(1,512)
Organizational realignment [1]	2,307	2,113	5,942	4,978
Royal restructuring and integration [2]	1,239	2,603	2,521	5,589
Project One	1,959	1,165	4,164	2,540
Other [3]	(3,857)	598	(3,812)	1,036
Discrete tax items	(600)	45	(558)	1,959
Income tax effect on adjustments [4]	(594)	(1,266)	(2,613)	(3,162)
Adjusted net income attributable to H.B. Fuller [5]	50,858	35,146	85,913	52,936

Add:
Interest expense	19,965	21,670	40,357	44,431
Interest income	(2,530)	(2,898)	(5,189)	(5,816)
Income taxes	17,854	12,692	30,437	18,284
Depreciation and Amortization expense [6]	35,389	34,009	70,891	68,561
Adjusted EBITDA [5]	121,536	100,619	222,409	178,396

Diluted Shares	54,294	52,029	53,817	52,305
Adjusted diluted income per common share attributable to H.B. Fuller [5]	$0.94	$0.68	$1.60	$1.01
Revenue	$827,873	$674,602	$1,553,777	$1,321,166
Adjusted EBITDA margin [5]	14.7%	14.9%	14.3%	13.5%

[1] Includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[2] Costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Three and six months ended May 29, 2021 includes one-time, non-cash gains related to a transactional tax legal settlement in Brazil and a legal entity merger.

[4] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[5] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[6] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($507) and ($63) for the three months ended May 29, 2021 and May 30, 2020, respectively and ($734) and ($96) for the six months ended May 29, 2021 and May 30, 2020, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 29,	May 30,	May 29,	May 30,
	2021	2020	2021	2020
Net Revenue:
Hygiene, Health and Consumable Adhesives	$364,814	$344,673	$700,482	$657,185
Engineering Adhesives	345,373	236,063	658,037	484,958
Construction Adhesives	117,686	93,866	195,258	179,023
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$827,873	$674,602	$1,553,777	$1,321,166

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$38,929	$35,009	$68,840	$57,673
Engineering Adhesives	32,075	20,149	62,493	35,514
Construction Adhesives	6,338	6,527	1,635	5,152
Corporate unallocated	(8,201)	(4,782)	(15,477)	(12,683)
Total H.B. Fuller	$69,141	$56,903	$117,491	$85,656

Adjusted EBITDA [5]
Hygiene, Health and Consumable Adhesives	$53,569	$48,321	$98,175	$84,217
Engineering Adhesives	49,864	35,172	98,032	66,087
Construction Adhesives	17,252	16,626	23,539	25,499
Corporate unallocated	851	500	2,663	2,593
Total H.B. Fuller	$121,536	$100,619	$222,409	$178,396

Adjusted EBITDA Margin [5]
Hygiene, Health and Consumable Adhesives	14.7%	14.0%	14.0%	12.8%
Engineering Adhesives	14.4%	14.9%	14.9%	13.6%
Construction Adhesives	14.7%	17.7%	12.1%	14.2%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	14.7%	14.9%	14.3%	13.5%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 29,	May 30,	May 29,	May 30,
	2021	2020	2021	2020
Income before income taxes and income from equity method investments	$63,608	$41,206	$102,125	$55,089

Adjustments:
Acquisition project costs	1,302	(1,725)	1,376	(1,512)
Organizational realignment	2,307	2,113	5,942	4,978
Royal restructuring and integration	1,239	2,603	2,521	5,589
Project One	1,959	1,165	4,164	2,540
Other [3]	(3,857)	598	(3,812)	1,036
Adjusted income before income taxes and income from equity method investments [7]	$66,558	$45,960	$112,316	$67,720

[7] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 29,	May 30,	May 29,	May 30,
	2021	2020	2021	2020
Income Taxes	$(16,660)	$(11,471)	$(27,267)	$(17,082)

Adjustments:
Acquisition project costs	(262)	459	(283)	514
Organizational realignment	(465)	(562)	(1,478)	177
Royal restructuring and integration	(249)	(693)	(606)	71
Project One	(395)	(310)	(1,009)	42
Other	177	(115)	206	(2,006)
Adjusted income taxes [8]	$(17,854)	$(12,692)	$(30,437)	$(18,284)

Adjusted income before income taxes and income from equity method investments	$66,558	$45,960	$112,316	$67,720
Adjusted effective income tax rate [8]	26.8%	27.6%	27.1%	27.0%

[8] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes are defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 29,	May 30,	May 29,	May 30,
	2021	2020	2021	2020

Net revenue	$827,873	$674,602	$1,553,777	$1,321,166

Gross profit	$217,550	$184,901	$409,914	$355,163
Gross profit margin	26.3%	27.4%	26.4%	26.9%

Adjustments:
Acquisition project costs	63	-	63	-
Organizational realignment	544	70	793	151
Royal restructuring and integration	578	697	1,319	1,598
Project ONE	(725)	-	-	-
Other	1,378	981	1,386	991
Adjusted gross profit [9]	$219,388	$186,649	$413,475	$357,903
Adjusted gross profit margin [9]	26.5%	27.7%	26.6%	27.1%

[9] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 29,	May 30,	May 29,	May 30,
	2021	2020	2021	2020

Selling, general and administrative expenses	$(148,409)	$(127,998)	$(292,423)	$(269,507)

Adjustments:
Acquisition project costs	1,239	(1,725)	1,313	(1,512)
Organizational realignment	1,818	2,042	5,205	4,826
Royal restructuring and integration	683	1,932	1,255	4,043
Project ONE	2,684	1,166	4,164	2,541
Other	(59)	(382)	(23)	45
Adjusted selling, general and administrative expenses [10]	$(142,044)	$(124,965)	$(280,509)	$(259,564)

[10] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 29, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$42,197	$34,584	$8,515	$85,296	$(36,194)	$49,102
Adjustments:
Acquisition project costs	-	-	-	-	1,302	1,302
Organizational realignment	-	-	-	-	2,307	2,307
Royal Restructuring	-	-	-	-	1,239	1,239
Project One	-	-	-	-	1,959	1,959
Other [3]	-	-	-	-	(3,857)	(3,857)
Discrete tax items	-	-	-	-	(600)	(600)
Income tax effect on adjustments [4]	-	-	-	-	(594)	(594)
Adjusted net income attributable to H.B. Fuller [5]	42,197	34,584	8,515	85,296	(34,438)	50,858
Add:
Interest expense	-	-	-	-	19,965	19,965
Interest income	-	-	-	-	(2,530)	(2,530)
Income taxes	-	-	-	-	17,854	17,854
Depreciation and amortization expense	11,372	15,280	8,737	35,389	-	35,389
Adjusted EBITDA [5]	$53,569	$49,864	$17,252	$120,685	$851	$121,536
Revenue	$364,814	$345,373	$117,686	$827,873	-	$827,873
Adjusted EBITDA Margin [5]	14.7%	14.4%	14.7%	14.6%	NMP	14.7%

	Hygiene, Health
Six Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 29, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$75,367	$67,500	$5,988	$148,855	$(69,962)	$78,893
Adjustments:
Acquisition project costs	-	-	-	-	1,376	1,376
Organizational realignment	-	-	-	-	5,942	5,942
Royal Restructuring	-	-	-	-	2,521	2,521
Project One	-	-	-	-	4,164	4,164
Other [3]	-	-	-	-	(3,812)	(3,812)
Discrete tax items	-	-	-	-	(558)	(558)
Income tax effect on adjustments [4]	-	-	-	-	(2,613)	(2,613)
Adjusted net income attributable to H.B. Fuller [5]	75,367	67,500	5,988	148,855	(62,942)	85,913
Add:
Interest expense	-	-	-	-	40,357	40,357
Interest income	-	-	-	-	(5,189)	(5,189)
Income taxes	-	-	-	-	30,437	30,437
Depreciation and amortization expense	22,808	30,532	17,551	70,891	-	70,891
Adjusted EBITDA [5]	$98,175	$98,032	$23,539	$219,746	$2,663	$222,409
Revenue	700,482	658,037	195,258	1,553,777	-	1,553,777
Adjusted EBITDA Margin [5]	14.0%	14.9%	12.1%	14.1%	NMP	14.3%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 30, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$36,804	$21,598	$7,708	$66,110	$(34,497)	$31,613
Adjustments:
Acquisition project costs	-	-	-	-	(1,725)	(1,725)
Organizational realignment	-	-	-	-	2,113	2,113
Royal Restructuring	-	-	-	-	2,603	2,603
Project One	-	-	-	-	1,165	1,165
Other	-	-	-	-	598	598
Discrete tax items	-	-	-	-	45	45
Income tax effect on adjustments [4]	-	-	-	-	(1,266)	(1,266)
Adjusted net income attributable to H.B. Fuller [5]	36,804	21,598	7,708	66,110	(30,964)	35,146
Add:
Interest expense	-	-	-	-	21,670	21,670
Interest income	-	-	-	-	(2,898)	(2,898)
Income taxes	-	-	-	-	12,692	12,692
Depreciation and amortization expense	11,517	13,574	8,918	34,009	-	34,009
Adjusted EBITDA [5]	$48,321	$35,172	$16,626	$100,119	$500	$100,619
Revenue	$344,673	$236,063	$93,866	$674,602	-	$674,602
Adjusted EBITDA Margin [5]	14.0%	14.9%	17.7%	14.8%	NMP	14.9%

	Hygiene, Health
Six Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 30, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$61,291	$38,433	$7,518	$107,242	$(65,734)	$41,508
Adjustments:
Acquisition project costs	-	-	-	-	(1,512)	(1,512)
Organizational realignment	-	-	-	-	4,978	4,978
Royal Restructuring	-	-	-	-	5,589	5,589
Project One	-	-	-	-	2,540	2,540
Other	-	-	-	-	1,036	1,036
Discrete tax items	-	-	-	-	1,959	1,959
Income tax effect on adjustments [4]	-	-	-	-	(3,162)	(3,162)
Adjusted net income attributable to H.B. Fuller [5]	61,291	38,433	7,518	107,242	(54,306)	52,936
Add:
Interest expense	-	-	-	-	44,431	44,431
Interest income	-	-	-	-	(5,816)	(5,816)
Income taxes	-	-	-	-	18,284	18,284
Depreciation and amortization expense	22,926	27,654	17,981	68,561	-	68,561
Adjusted EBITDA [5]	$84,217	$66,087	$25,499	$175,803	$2,593	$178,396
Revenue	$657,185	$484,958	$179,023	$1,321,166	-	$1,321,166
Adjusted EBITDA Margin [5]	12.8%	13.6%	14.2%	13.3%	NMP	13.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Six Months Ended
	May 29, 2021	May 29, 2021
Price	1.4%	0.7%
Volume	17.4%	14.0%
Organic Growth (Decline)[11]	18.8%	14.7%
M&A	0.0%	0.0%
F/X	3.9%	2.8%
Total H.B. Fuller Net Revenue Growth (Decline)	22.7%	17.5%

Revenue growth versus 2020	Three Months Ended			Six Months Ended
	May 29, 2021			May 29, 2021

	Net Revenue	F/X and M&A	Organic Growth[11]	Net Revenue	F/X and M&A	Organic Growth[11]
Hygiene, Health and Consumable Adhesives	5.8%	2.5%	3.3%	6.6%	1.2%	5.4%
Engineering Adhesives	46.3%	6.6%	39.7%	35.7%	5.5%	30.2%
Construction Adhesives	25.4%	2.2%	23.2%	9.1%	1.7%	7.4%
Total H.B. Fuller	22.7%	3.9%	18.8%	17.5%	2.8%	14.7%

Revenue growth versus 2019	Three Months Ended
	May 29, 2021

	Net Revenue	F/X and M&A		Organic Growth[11]
Hygiene, Health and Consumable Adhesives	8.0%	(2.3%	)	10.3%
Engineering Adhesives	13.6%	2.9%		10.7%
Construction Adhesives	5.3%	1.1%		4.2%
Total H.B. Fuller	9.0%	(0.5%	)	9.5%

11 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET
In thousands, except share and per share amounts (unaudited)

	May 29,	November 28,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$69,597	$100,534
Trade receivables (net of allowances of $11,486 and $12,905, as of May 29, 2021 and November 28, 2020, respectively)	583,270	514,916
Inventories	427,835	323,213
Other current assets	86,242	81,113
Total current assets	1,166,944	1,019,776

Property, plant and equipment	1,476,601	1,428,183
Accumulated depreciation	(795,025)	(757,439)
Property, plant and equipment, net	681,576	670,744

Goodwill	1,330,535	1,312,003
Other intangibles, net	732,760	755,968
Other assets	355,112	278,213
Total assets	$4,266,927	$4,036,704

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$26,857	$16,925
Trade payables	433,515	316,460
Accrued compensation	75,902	83,598
Income taxes payable	28,074	29,173
Other accrued expenses	87,324	83,976
Total current liabilities	651,672	530,132

Long-term debt	1,685,553	1,756,985
Accrued pension liabilities	89,145	88,806
Other liabilities	277,345	278,919
Total liabilities	2,703,715	2,654,842

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 52,499,414 and 51,906,663, as of May 29, 2021 and November 28, 2020, respectively	52,499	51,907
Additional paid-in capital	190,243	157,867
Retained earnings	1,535,887	1,474,406
Accumulated other comprehensive loss	(215,997)	(302,859)
Total H.B. Fuller stockholders' equity	1,562,632	1,381,321
Non-controlling interest	580	541
Total equity	1,563,212	1,381,862
Total liabilities, non-controlling interest and total equity	$4,266,927	$4,036,704

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands (unaudited)

	Six Months Ended
	May 29, 2021	May 30, 2020
Cash flows from operating activities:
Net income including non-controlling interest	$78,930	$41,534
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	35,976	33,198
Amortization	35,649	35,458
Deferred income taxes	(1,167)	(10,412)
Income from equity method investments, net of dividends received	(4,072)	(3,527)
Share-based compensation	12,486	9,236
Pension and other post-retirement benefit plan activity	(15,927)	(2,993)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(43,191)	33,867
Inventories	(100,358)	(59,232)
Other assets	(21,709)	(13,070)
Trade payables	115,488	42,182
Accrued compensation	(8,760)	(21,587)
Other accrued expenses	1,925	8,981
Income taxes payable	(1,513)	(2,728)
Other liabilities	(28,980)	24,705
Other	25,055	(7,199)
Net cash provided by operating activities	79,832	108,413

Cash flows from investing activities:
Purchased property, plant and equipment	(50,726)	(54,533)
Purchased businesses, net of cash acquired	(5,445)	(9,500)
Purchase of assets	-	(3,998)
Proceeds from sale of property, plant and equipment	1,237	1,416
Cash payments related to government grant	(1,526)	(2,331)
Net cash used in investing activities	(56,460)	(68,946)

Cash flows from financing activities:
Repayment of long-term debt	(68,000)	(67,000)
Net (payments) proceeds of notes payable	9,335	6,994
Dividends paid	(17,244)	(16,577)
Proceeds from stock options exercised	20,621	1,557
Repurchases of common stock	(2,628)	(3,246)
Net cash used in financing activities	(57,916)	(78,272)

Effect of exchange rate changes on cash and cash equivalents	3,607	(3,040)
Net change in cash and cash equivalents	(30,937)	(41,845)
Cash and cash equivalents at beginning of period	100,534	112,191
Cash and cash equivalents at end of period	$69,597	$70,346